                                                                  EXHIBIT 4.12.5



                                                                  EXECUTION COPY


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               CALPINE GUARANTY AND PAYMENT AGREEMENT (TIVERTON)



                          Dated as of December 19, 2000



                                      among



                              CALPINE CORPORATION,

                                  as Guarantor,

                                       and

            PMCC Calpine New England Investment LLC, as Owner Lessor,



                  PMCC Calpine NEIM LLC, as Owner Participant,



          STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL
                                  ASSOCIATION,
       not in its individual capacity but solely as Indenture Trustee, and

          STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL
                                  ASSOCIATION,
       not in its individual capacity but solely as Pass Through Trustee,



                                as Beneficiaries



                           CALPINE NEW ENGLAND PROJECT



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EXHIBITS

Exhibit A      Equity Portion of Termination Value

Exhibit B      Debt Portion of Termination Value



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                CALPINE GUARANTY AND PAYMENT AGREEMENT (TIVERTON)

               This CALPINE GUARANTY AND PAYMENT AGREEMENT (TIVERTON), dated as of December 19, 2000 (the "Guaranty"), is entered into by and among Calpine Corporation, a Delaware corporation, as guarantor (the "Guarantor"), PMCC CALPINE NEW ENGLAND INVESTMENT LLC, a Delaware limited liability company, as Owner Lessor, PMCC CALPINE NEIM LLC, a Delaware limited liability company, as Owner Participant, STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but solely as Pass Through Trustee, and is issued by the Guarantor in favor of the Beneficiaries (as defined in Section 4 below).

                                   WITNESSETH:

               WHEREAS, Tiverton Power Associates Limited Partnership (the "Tiverton Lessee") is an indirect wholly-owned subsidiary of the Guarantor;

               WHEREAS, the Tiverton Lessee is a party to the Participation Agreement dated as of December 19, 2000 (the "Participation Agreement"), among the Tiverton Lessee, Rumford Power Associates Limited Partnership, PMCC Calpine New England Investment LLC, as Owner Lessor, the Guarantor, PMCC Calpine NEIM LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, N.A., not in its individual capacity, except as expressly provided in the Participation Agreement, but solely as Indenture Trustee and State Street Bank and Trust Company of Connecticut, N.A., not in its individual capacity, except as expressly provided in the Participation Agreement, but solely as Pass Through Trustee;

               WHEREAS, the Tiverton Lessee and the Owner Lessor are entering into the Tiverton Facility Lease, to be dated as of December 19, 2000 (as amended, modified or supplemented from time to time pursuant to Section 14.24 of the Participation Agreement, the "Tiverton Facility Lease"), providing for the Owner Lessor's leasing of the Tiverton Facility to the Tiverton Lessee as contemplated therein;

               WHEREAS, the Guarantor will obtain benefits as a result of the Tiverton Lessee entering into the Tiverton Facility Lease and the other transactions contemplated by the Participation Agreement; and

               WHEREAS, pursuant to Section 4.2 of the Participation Agreement, this Guaranty is required to be provided by the Guarantor.

               NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:



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SECTION 1. DEFINITIONS

               (a) Capitalized terms used in this Guaranty, including the recitals, and not otherwise defined herein shall have the respective meanings set forth on Appendix A to the Participation Agreement, provided that if a term that is defined in this Guaranty (the "Guaranty Definition") includes in such definition a term that is defined in Appendix A to the Participation Agreement (the "Appendix A Definition"), and the Appendix A Definition in turn includes in such definition a term that is defined both in this Guaranty and in Appendix A to the Participation Agreement (the "Embedded Definition"), then for purposes of the Appendix A Definition as it is used in the Guaranty Definition and for purposes of the Guaranty Definition, the Embedded Definition shall be used as defined in this Guaranty and not as defined in Appendix A to the Participation Agreement. Except as otherwise provided in the previous sentence, the Rules of Interpretation set forth in Appendix A to the Participation Agreement shall apply to the terms used in this Guaranty and specifically defined herein.

               (b) As used in this Guaranty, the following terms shall have the respective meanings assigned thereto as follows:

                      "GAAP" means generally accepted accounting principals in the United States of America as in effect and, to the extent optional, adopted by the Guarantor, on the date of the Guaranty, consistently applied.

                      "Indebtedness" of any Person means, without duplication,
(i) the principal in respect of indebtedness of such Person for money borrowed and; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) and (ii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (iv) all obligations of the type referred to in clauses (i) through (iii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise; and (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation on any date of determination being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. The amount of Indebtedness of any Person at any date shall be, with respect to unconditional obligations, the outstanding balance at such date of all such obligations as described above and, with respect to any contingent obligations at such date, the maximum liability determined by such Person's board of directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be Incurred upon the occurrence of the contingency giving rise to such obligation.



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                      "Lien" means any mortgage, lien, pledge, charge, or other
security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                      "Subsidiary" means, as applied to any Person, any corporation, partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Shares or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

                      "Voting Shares", with respect to any corporation, means the Capital Stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


SECTION 2. GUARANTEED AND PAYMENT OBLIGATIONS

               Section 2.1. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiaries (except that the obligations referred to in clauses (1), (2) and (5)(A) (relating to clause (1) and clause
(2) amounts) are for the benefit only of the Owner Lessor and the Indenture Trustee (as assignee of the Owner Lessor), as their interests may appear), as primary obligor and not merely as a surety, the due, punctual and full payment (when and as the same may become due and payable), and, as applicable, performance by the Tiverton Lessee of all of the Tiverton Lessee's obligations under the Tiverton Operative Documents to which it is a party if the same shall not be performed when due pursuant to the Tiverton Operative Documents, including, without limitation, but without duplication, (1) the Tiverton Lessee's obligation to make Periodic Rent, Supplemental Rent and other payments (in accordance with the terms of the Tiverton Operative Documents) to the Owner Lessor, (2) the Tiverton Lessee's obligation to pay Termination Value (and amounts computed by reference thereto) to the Owner Lessor and all other amounts owed under the Operative Documents under and in accordance with the Tiverton Facility Lease, (3) without duplication of the preceding clause (2), the Tiverton Lessee's obligation to pay the Equity Portion of Periodic Rent and the Equity Portion of Termination Value to the Owner Lessor, (4) the Tiverton Lessee's obligation to make indemnity payments in accordance with the terms of the Participation Agreement and the Tax Indemnity Agreement, (5) the Tiverton Lessee's obligation, pursuant to Section 3.3 of the Tiverton Facility Lease, to pay as Supplemental Rent an amount equal to (A) interest at the applicable Overdue Rate on any amount under clauses (1), (2), (3), (4) and 5(B) of this
Section 2.1(a), not paid when due and (B) any Make-Whole Amount payable by the Owner Lessor to the Certificateholders pursuant to the Participation Agreement, the Tiverton Facility Lease or any other Tiverton Operative



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Document to which the Tiverton Lessee is a party and (6) the Tiverton Lessee's obligation to make any and all other payments, and perform all other covenants and agreements, under and in accordance with the terms of the Tiverton Operative Documents.

               (b) The Guarantor agrees that upon the occurrence and during the continuance of a Lease Event of Default, it (1) shall pay to the Owner Lessor the Equity Portion of Periodic Rent and the Equity Portion of Termination Value as set forth in Exhibit A hereto, upon written demand by the Owner Lessor, such demand to be at the times permitted by, and otherwise subject to, the provisions of Section 5.6 of the Collateral Trust Indenture (so long as the Collateral Trust Indenture is in effect at such time), and (2) shall pay to the Indenture Trustee (as assignee of the Owner Lessor), upon written demand by the Indenture Trustee (as assignee of the Owner Lessor), all other amounts constituting Termination Value as set forth on Exhibit B hereto and Periodic Rent. Such payment obligation shall be effective without reference to or requirement for valuation of the Owner Lessor's Interest or any other security held by any Person for performance of the Tiverton Lessee's obligations under the Tiverton Facility Lease or any other Operative Documents. The Guarantor agrees that it shall make such payment notwithstanding the fact that, pursuant to Section 17.1 of the Tiverton Facility Lease, such amounts might not otherwise be payable by the Lessee. The Guarantor's obligations in this Section 2.1(b) are direct and primary obligations (and not obligations of a guarantor or surety) of the Guarantor to the Owner Lessor and the Indenture Trustee (as assignee of the Owner Lessor), which shall not be affected in any way by the provisions of
Section 2.1(a) above or any payments under any other Operative Documents of any amounts until the Owner Lessor and the Indenture Trustee (as assignee of the Owner Lessor) have received full payment of such amounts.

               (c) The Guarantor acknowledges that notwithstanding the provisions of the second sentence of Section 8.13 hereof (i) as and to the extent provided in Section 5.6 of the Collateral Trust Indenture (A) upon the occurrence and during the continuation of a Lease Event of Default, the Indenture Trustee and the Owner Lessor may proceed against the Guarantor for the payment of the Termination Value (including without limitation all amounts the Guarantor is obligated to pay under Section 2.1(b) hereof under the circumstances specified therein), (B) upon the occurrence and during the continuation of a Lease Event of Default and the lapse of a period of 180 days after the declaration thereof, the Owner Lessor shall have the right to claim for and be paid to an account designated by it the amounts referred to in clause
(3) of paragraph (a) of this Section 2.1 and clause (1) of paragraph (b) of this
Section 2.1 (without duplication) (together with Overdue Interest on such amounts) and (C) only the Owner Lessor is entitled to compromise or settle any claim to the amounts referred to in clause (B) above; and unless so compromised or settled by the Owner Lessor, such claim shall survive until such claim shall be paid to the Owner Lessor in full; and (ii) payments made to the Indenture Trustee under this Guaranty with respect to the Debt Portion of Termination Value and the Equity Portion of Termination Value shall first be applied to satisfy the indebtedness evidenced by the Lessor Notes before being applied to satisfy any claim in respect of the amounts and Overdue Interest referred to in the preceding clause (B).



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               (d) Notwithstanding anything herein or in the Collateral Trust
Indenture to the contrary, in the event that an Indenture Event of Default that is attributable to a Lease Event of Default has occurred and is continuing and the Indenture Trustee (as assignee of the Owner Trustee) forecloses upon and sells, assigns or otherwise transfers, its interest in this Guaranty pursuant to the provisions of the Collateral Trust Indenture, the Guarantor shall remain obligated hereunder to pay to the Owner Lessor an amount equal to the amounts referred to in Section 2.1(a)(3) and Section 2.1(b)(1) (but without duplication). Any purchaser, assignee or other transferee of the Indenture Trustee's interest in this Guaranty shall have a claim pursuant to Section 2.1(a)(1) and (2) and Section 2.1(b)(2) of the Guaranty for the Debt Portion of Termination Value (Tiverton) and the Debt Portion of Periodic Rent (Tiverton), but not a claim for the Equity Portion of Termination Value (Tiverton) and the Equity Portion of Periodic Rent (Tiverton).

               Section 2.2. In the case of any failure by the Tiverton Lessee to perform and observe any term, provision or condition referred to in Section 2.1(a) when due pursuant to the Operative Documents, the Guarantor agrees to cause such performance or observance to be done, and in the case of any failure by the Tiverton Lessee to make such payment as and when the same shall become due and payable (by acceleration or otherwise), the Guarantor hereby agrees to make such payment (and, in addition, such further amounts, if any, as shall be sufficient to cover the costs and expenses of collection hereunder) as and when such payment is due and payable.

               All obligations and indebtedness set forth in Section 2.1 above, this Section 2.2, and in Section 8.15 below are referred to in this Guaranty as the "Obligations (Tiverton)."

               Section 2.3. The obligations of the Guarantor contained herein are direct, independent, and primary obligations of the Guarantor and are absolute, present, unconditional and continuing obligations and are not conditioned in any way upon the institution of suit or the taking of any other action or any attempt to enforce performance of or compliance with the obligations, covenants or undertakings (including any payment obligations) of the Tiverton Lessee and shall constitute a guaranty of, and agreement with respect to, payment and performance and not a guaranty of collection, binding upon the Guarantor and its successors and assigns and shall remain in full force and effect and irrevocable without regard to the genuineness, validity, legality or enforceability of the Participation Agreement, the Tiverton Facility Lease, the Tax Indemnity Agreement or any other agreement (including any other Tiverton Operative Document) or the lack of power or authority of the Tiverton Lessee to enter into any of the Participation Agreement, the Tiverton Facility Lease, the Tax Indemnity Agreement or any other agreement (including any other Tiverton Operative Document) to which the Tiverton Lessee is a party, or any substitution, release or exchange of any other guaranty of, or agreement with respect to, or any other security for, any of the Obligations (Tiverton) (including any settlement, compromise or other adjustment with respect to the Obligations (Tiverton)) or any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor and shall not be subject to any right of set-off, recoupment or counterclaim and is in no way



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conditioned or contingent upon any attempt to collect from the Tiverton Lessee or any other entity or to perfect or enforce any security or upon any other condition or contingency or upon any other action, occurrence or circumstance whatsoever. Without limiting the generality of the foregoing, the Guarantor shall have no right to terminate this Guaranty, or to be released, relieved or discharged from its obligations hereunder, other than upon full payment and satisfaction and performance of all of the Obligations (Tiverton) (subject to Section 8.14 hereof), and such obligations shall be neither affected nor diminished for any other reason whatsoever, including (i) any amendment or supplement to or modification of any of the Participation Agreement, the Tiverton Facility Lease, the Tax Indemnity Agreement or any other agreement (including any other Tiverton Operative Document) to which the Tiverton Lessee is a party, any release, extension or renewal of the Tiverton Lessee's obligations under any of the Participation Agreement, the Tiverton Facility Lease, the Tax Indemnity Agreement or any other agreement (including any other Tiverton Operative Document) to which the Tiverton Lessee is a party or by which it is bound, including, without limitation, any actions taken by the Indenture Trustee pursuant to the Collateral Trust Indenture, or any subletting, assignment or transfer of the Tiverton Lessee's or any Beneficiary's interest in the Participation Agreement, the Tiverton Facility Lease or any other Tiverton Operative Document in accordance with the terms thereof, (ii) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Tiverton Lessee, Owner Lessor, Owner Participant or any other Person, including, without limitation, termination of the Tiverton Facility Lease and the operation of Section 502(b)(6) of the Bankruptcy Code in connection therewith, (iii) any furnishing or acceptance of additional security or any exchange, substitution, surrender or release of any security, (iv) any waiver, consent or other action or inaction or any exercise or nonexercise of any right, remedy or power with respect to the Obligations (Tiverton) (including any settlement, compromise or other adjustment with respect to the Obligations (Tiverton)) or any of the Participation Agreement, the Tiverton Facility Lease, the Tax Indemnity Agreement or any other agreement (including any Tiverton Operative Document) to which the Tiverton Lessee is a party, (v) without limiting Section 3.6(b) hereof, any merger or consolidation of the Tiverton Lessee or the Guarantor into or with any other Person, or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets or properties of the Tiverton Lessee or the Guarantor, or any change in the structure of the Tiverton Lessee or in the ownership of the Tiverton Lessee by the Guarantor, (vi) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by any Beneficiary, the Indenture Trustee or any other Person under or in connection with any Tiverton Operative Document or any other agreement relating to this Guaranty, (vii) any action or inaction by any Beneficiary as contemplated in Section 5 of this Guaranty; (viii) any invalidity, irregularity or unenforceability of all or part of the Obligations (Tiverton) or of any security therefor; (ix) any change in the manner, place, timing or schedule of payment or performance of, or in any other term of, all or any of the Obligations (Tiverton); (x) whether the Guarantor is related or unrelated to the Tiverton Lessee, (xi) the assignment by the Owner Lessor of its rights and interests hereunder, under the Tiverton Facility Lease or under any other Tiverton Operative Document in accordance with the Tiverton Operative Documents (or the genuineness, validity, legality or



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enforceability of the obligations of the Owner Lessor under the Collateral Trust
Indenture) and (xii) any other circumstance whatsoever.

SECTION 3. GUARANTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

               Section 3.1. The Guarantor represents and warrants, as of the date hereof:

               (i) The Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and the legal right to execute, deliver and perform the terms of this Guaranty and each Operative Document to which it is a party (together, the "Calpine Documents").

               (ii) The execution, delivery and performance by the Guarantor of the Calpine Documents have been duly authorized by all necessary corporate action. The Calpine Documents constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, except as such enforcement may be affected by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

               (iii) The execution, delivery and performance of the Calpine Documents will not (a) contravene any provision of law, rule or regulation to which the Guarantor is subject or any judgment, decree or order applicable to the Guarantor, (b) conflict or be inconsistent with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien or other encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of any agreement or other instrument to which the Guarantor is a party or by which it or its property is bound or to which it or its property may be subject, in each case the violation of which would have a material adverse effect on the business, operations, prospects, properties or assets, or in the condition, financial or otherwise, of the Guarantor, or (c) violate or contravene any provision of the articles of incorporation or by-laws of the Guarantor.

               (iv) No pending or, to the knowledge of the Guarantor, threatened action, suit, investigation or proceedings against the Guarantor before any Governmental Entity exists which, if determined adversely to the Guarantor, would materially adversely affect the business, operations, prospects, properties or assets, or in its condition, financial or otherwise, or the Guarantor's ability to perform its obligations under the Calpine Documents.

               (v) No consent from, authorization or approval or other action by, and no notice to or filing with, any Person is required for the execution, delivery and



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        performance by the Guarantor of the Calpine Documents except those which have been given and remain in full force and effect.

               (vi) The Tiverton Lessee is an indirect, wholly owned subsidiary of the Guarantor.

               (vii) The Guarantor is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

               (viii) The Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, either, separately or in the aggregate, would result in any material adverse change in any of its businesses, operations, prospects or assets, or in its condition, financial or otherwise, or its ability to perform its obligations under the Calpine Documents.

               (ix) The Guarantor is not a party to any agreement or instrument, or subject to any corporate restriction or any judgment, order, writ, injunction, decree, award, rule or regulation, which materially adversely affects, or in the future may materially adversely affect, its business, operations, prospects, properties or assets, or conditions, financial or otherwise, or its ability to perform its obligations the Calpine Documents.

               (x) The audited financial statements of the Guarantor and its Consolidated Subsidiaries, as at December 31, 1999, reported on by Arthur Andersen LLP, copies of which have been delivered to the Indenture Trustee, the Pass Through Trustee, the Certificateholders and the Owner Participant, are true, complete and correct and fairly present the financial condition of the Guarantor and its Consolidated Subsidiaries as of the date thereof. The financial statements have been prepared in accordance with GAAP. The Guarantor and its Consolidated Subsidiaries do not have any material liabilities, direct or contingent, except (a) as are disclosed in such financial statements or (b) as arise under the Operative Documents. There has been no material adverse change in the financial condition of the Guarantor and its Consolidated Subsidiaries since the date of the audited financial statements referred to above.

               (xi) All factual information relating to the Guarantor (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Guarantor in writing to the Owner Lessor, the Owner Participant, the Indenture Trustee, the Pass Through Trustee or the Certificateholders (including, without limitation, all such information contained herein, in the Participation Agreement and in any preliminary or final offering circular distributed in accordance with the terms of the Tiverton Operative Documents) for purposes of or in connection with the Calpine Documents or any transaction contemplated therein is true and accurate in all material respects on the date as of which such information is dated or



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        certified and not incomplete by omitting to state any fact necessary to make such information relating to the Guarantor (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided; provided, that no representation or warranty is made with regard to (i) any projections or other forward-looking statements provided by or on behalf of the Guarantor, or (ii) the descriptions of the Tiverton Operative Documents or the tax consequences to beneficial owners of Certificates; provided, however, each of the Beneficiaries acknowledges and agrees that (i) Calpine has heretofore provided to the Appraiser, solely in order to assist the Appraiser in connection with the preparation of the appraisal to be delivered by the Appraiser to certain of the Transaction Parties at the Closing, certain (1) general market information, (2) information about the Maine and Rhode Island energy markets and (3) information passed along from other Persons and (ii) that neither of the Facility Lessees makes any representation or warranty whatsoever with respect to the information described in clause (i) above except to the extent expressly set forth in Section 4(b) of the Tax Indemnity Agreement.

               (xii) The Guarantor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Guarantor, or the Guarantor's ability to perform its obligations under the Calpine Documents.

               (xiii) The Guarantor has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing (other than any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books), except such non-filing or non-payment, as the case may be, as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Guarantor.

               (xiv) No default has occurred under this Guaranty, which default would reasonably be expected to result in a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Guarantor.

               (xv) In accordance with Section 8.12 hereof and Section 14.04 of the Participation Agreement, the Guarantor has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York.



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

               Section 3.2. The Guarantor covenants and agrees that on and after the date hereof and until this Guaranty is terminated pursuant to the terms hereof the Guarantor shall:

               (a) file with the Owner Participant and the Indenture Trustee, within 15 days after the filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Guarantor is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall file with the Owner Participant, and for so long as the Certificates remain outstanding, the Indenture Trustee and the Pass Through Trustee, within 15 days after the Guarantor would have been required to file such documents with the SEC, copies of the annual reports and of the information, documents and other reports which the Guarantor would have been required to file with the SEC if the Guarantor had continued to be subject to such Sections 13 or 15(d). Delivery of such reports, information and documents to the Owner Participant, the Indenture Trustee and the Pass Through Trustee is for informational purposes only and their receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Owner Participant, the Indenture Trustee and the Pass Through Trustee are entitled to rely exclusively on Officers' Certificates);

               (b) furnish to the Beneficiaries, promptly upon the Guarantor obtaining Actual Knowledge of any action, suit or proceeding pending or threatened against the Guarantor before any court or before any governmental department, commission or agency or any arbitrator, which in the Guarantor's good faith opinion would reasonably be likely to result in a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Guarantor, a certificate of a senior officer specifying the nature of such action, suit or proceeding and the proposed response of the Guarantor thereto;

               (c) furnish to the Beneficiaries, as soon as possible and in any event within three days after the Guarantor obtains Actual Knowledge of default by the Guarantor of any of its material obligations under this Guaranty, a statement of an authorized officer of the Guarantor setting forth details of such default and the action which the Guarantor has taken and proposes to take with respect thereto. Notwithstanding the foregoing provision in this clause
(c), the Guarantor shall, within 120 days after the close of each fiscal year of the Guarantor in which Certificates are outstanding hereunder, file with the Owner Participant, and if the Certificates are outstanding during any part of such fiscal year, the Indenture Trustee and the Pass Through Trustee, an Officer's Certificate, provided that one Officer executing the same shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Guarantor, covering the period from the date hereof to the end of the fiscal year in which this Guaranty was executed and delivered by the Guarantor, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the Actual Knowledge of each such executing Officer, the Guarantor has complied with and performed and fulfilled all covenants on its part contained in this Guaranty and is not in Default in the performance or observance of any of the terms or provisions contained in this Guaranty, and, if any such signer has obtained Actual Knowledge of any Default by the Guarantor in the performance, observance or fulfillment of any such covenant, terms or provision specifying each such Default and the nature thereof; and

               (d) promptly furnish to the Owner Participant, the Owner Lessor, the Indenture Trustee or the Pass Through Trustee such other information as the Owner Lessor, Owner Participant, the Indenture Trustee and the Pass Through Trustee may from time to time reasonably request with respect to the Guarantor.

        So long as the Indenture Trustee is also serving as the Pass Through Trustee, delivery to the Indenture Trustee shall satisfy the Guarantor's obligation to furnish information to the Pass Through Trustee under this Section 3.2.

               Section 3.3. The Guarantor covenants and agrees that it will not transfer or assign or cause to be transferred or assigned the Ownership Interest in the Tiverton Lessee to any other Person, without the prior written consent of the Owner Lessor, the Owner Participant and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture Trustee and the Pass Through Trustee (it being agreed and understood that a consolidation with or merger of the Guarantor into, or a sale by the Guarantor of all or substantially all of its assets to, another Person in accordance with
Section 3.6 hereof shall not be deemed to be a transfer or assignment of the Ownership Interest in the Tiverton Lessee for the purposes of this Section), except as permitted in this Section 3.3 or in Section 8.4 hereof. Notwithstanding the foregoing, and subject to Section 8.4 below, so long as this Guaranty remains in full force and effect, the Guarantor may transfer a portion of the Ownership Interest in the Tiverton Lessee (provided that following such transfer the Guarantor shall continue to own at least a majority of the Ownership Interest in the Tiverton Lessee, as well as at least a majority of the Ownership Interest in the Rumford Lessee) without the consent of the Owner Lessor, the Owner Participant, the Indenture Trustee, the Pass Through Trustee or any other Transaction Party if the following conditions have been satisfied:

               (i) the Owner Lessor, the Owner Participant and, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustee shall have received an Opinion of Counsel to the effect that all regulatory approvals required in connection with such transfer have been obtained;

               (ii) all the obligations of the Tiverton Lessee under the Tiverton Operative Documents shall remain in full force and effect, the Guarantor shall reaffirm in writing all of its obligations hereunder in a manner reasonably satisfactory to the Owner Participant, such obligations of the Guarantor shall remain in full force and effect;

               (iii) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing at the time of or immediately following such transfer;

               (iv) the transfer shall not subject the Tiverton Lessee, the Rumford Lessee, the Owner Participant, the Owner Lessor, the Indenture Trustee, the Pass Through Trustee or any Certificateholder to regulation under PUHCA or state laws and regulations regarding the rate and financial or organizational regulation of electric utilities in the affected party's reasonable opinion, nor result in a Regulatory Event of Loss; and

               (v) the Tiverton Lessee shall have paid, at no after-tax cost to such parties, all reasonable and documented out-of-pocket expenses (including reasonable attorneys' fees and expenses) of the Owner Lessor, the Owner Participant, the Indenture Trustee, the Lease Indenture Company and the Pass Through Trustee in connection with such assignment.

               Section 3.4. Subject to Section 4, the Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction unless (i) the Guarantor or such Restricted Subsidiary would be entitled to create a Lien on such property securing Indebtedness in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Obligations (Tiverton) pursuant to Section 3.5 or (ii) the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such property or asset and the Guarantor or such Restricted Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale to the retirement, within 180 days of the effective date of any such arrangement, of Indebtedness of the Guarantor or any Restricted Subsidiary; provided, however, that in addition to the transactions permitted pursuant to the foregoing clauses (i) and (ii), the Guarantor or any Restricted Subsidiary may enter into a Sale/Leaseback Transaction as long as the sum of (x) the Attributable Debt with respect to such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into pursuant to this proviso plus (y) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to the final proviso to Section 3.5 does not exceed 15% of Consolidated Net Tangible Assets as determined based on the consolidated balance sheet of the Guarantor as of the end of the most recent fiscal quarter for which financial statements are available; and provided, further, that a Restricted Subsidiary may enter into a Sale/Leaseback Transaction with respect to property or assets owned by such Restricted Subsidiary, the proceeds of which are used to explore, drill, develop, construct, purchase, repair, improve or add to property or assets of any Restricted Subsidiary, or to repay (within 365 days of the commencement of full commercial operation of any such property) Indebtedness Incurred to explore, drill, develop, construct, purchase, repair, improve or add to property or assets of any Restricted Subsidiary.

               Section 3.5. Subject to Section 4, the Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Lien on any of its properties or assets (including Capital Stock), whether owned at the date hereof or thereafter acquired, in each case to secure Indebtedness of the Guarantor or any

Restricted Subsidiary, other than (a)(1) Liens incurred by the Guarantor or any Restricted Subsidiary securing Indebtedness Incurred by the Guarantor or such Restricted Subsidiary, as the case may be, to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Guarantor or such Restricted Subsidiary, as the case may be, which Liens may include Liens on the Capital Stock of such Restricted Subsidiary or (2) Liens incurred by any Restricted Subsidiary that does not own, directly or indirectly, at the time of such original incurrence of such Lien under this clause (2) any operating properties or assets, securing Indebtedness Incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of any Restricted Subsidiary that does not, directly or indirectly, own any operating properties or assets at the time of such original incurrence of such Lien, which Liens may include Liens on the Capital Stock of one or more Restricted Subsidiaries that do not, directly or indirectly, own any operating properties or assets at the time of such original incurrence of such Lien, provided, however, that the Indebtedness secured by any such Lien may not be issued more than 365 days after the later of the exploration, drilling, development, completion of construction, purchase, repair, improvement, addition or commencement of full commercial operation of the property or assets being so financed; (b) Liens existing on the date hereof (other than Liens relating to Indebtedness or other obligations being repaid or Liens that are otherwise extinguished with the proceeds of the offering of the Certificates); (c) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property or assets owned by the Guarantor or any Restricted Subsidiary; (d) Liens on property or assets at the time the Guarantor or a Subsidiary acquires the property or asset, including any acquisition by means of a merger or consolidation with or into the Guarantor or a Subsidiary; provided, however, that such Liens are not incurred in connection with, or in contemplation of, such merger or consolidation; and provided, further, that the Lien may not extend to any other property or asset owned by the Guarantor or any Restricted Subsidiary; (e) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Guarantor or a Restricted Subsidiary or of the Guarantor owing to a Subsidiary; (f) Liens incurred on assets that are the subject of a Capitalized Lease Obligation to which the Guarantor or a Subsidiary is a party, which shall include, Liens on the stock or other ownership interest in one or more Restricted Subsidiaries leasing such assets; (g) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (a), (b), (c), (d) and (f), provided, however, that (x) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus repairs, improvements or additions to such property or assets and Liens on the stock or other ownership interest in one or more Restricted Subsidiaries beneficially owning such property or assets) and (y) the amount of the Indebtedness secured by such Lien at such time (or, if the amount that may be realized in respect of such Lien is limited, by contract or otherwise, such limited lesser amount) is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness); and (h) Liens by which the Obligations (Tiverton) are secured equally and ratably with other Indebtedness pursuant to this Section 3.5; in any such case without effectively providing that the Obligations (Tiverton) shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that the Guarantor or a Restricted Subsidiary may Incur other Liens to secure outstanding Indebtedness as long as the sum of (x) the lesser of (A) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso (or, if the amount that may be realized in respect of such Lien is limited, by contract or otherwise, such limited lesser amount) and (B) the fair value (as determined by the Board of Directors) of the property securing such item of Indebtedness, plus (y) the Attributable Debt with respect to all Sale/Leaseback Transactions entered into pursuant to the first proviso to
Section 3.4 does not exceed 15% of Consolidated Net Tangible Assets as determined based on the Consolidated balance sheet of the Guarantor as of the end of the most recent fiscal quarter for which financial statements are available.

               Section 3.6. (a) The Guarantor covenants and agrees that it shall not consolidate or merge with or into any other Person, or sell, assign, convey, lease, transfer or otherwise dispose of, all or substantially all of its properties or assets to any Person or Persons in one or a series of transactions, unless immediately after giving effect to such transaction,

               (i) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing;

               (ii) either (A) the Guarantor shall be the continuing Person, or
        (B) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or to which the properties and assets of the Guarantor are sold, assigned, conveyed, transferred, disposed of or leased as aforesaid shall be an entity organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall execute and deliver to the Owner Participant, the Owner Lessor and, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustee, a Guarantor's Assignment and Assumption Agreement; and

               (iii) each of the Owner Participant, the Owner Lessor and, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustee shall have received an Officer's Certificate of the Guarantor, the surviving entity or the transferee, as the case may be, in form and substance reasonably satisfactory to each of such parties, stating that the proposed merger, consolidation, assignment, conveyance, transfer, disposition, lease or sale, and the Guarantor Assignment and Assumption Agreement complies with the terms of this Section 3(a) and, as to legal matters, an Opinion of Counsel; and

               (iv) In addition to the conditions set forth in clauses (i) through (iii) above, the Guarantor, subject to Section 4, will not consummate any such consolidation, merger or sale of all or substantially all of its properties or assets unless the long-term unsecured debt of the resulting, surviving or succeeding entity shall have a credit rating assigned by the Rating Agencies that is not less than the lower of (x) the credit rating of the long-term unsecured debt of the Guarantor assigned by the Rating Agencies immediately prior to such transaction and (y) a credit rating of the long-term unsecured debt of the resulting, surviving or succeeding entity assigned by the Rating Agencies that is Investment Grade; provided however, the foregoing credit rating condition set forth in this paragraph may be waived by the Owner Participant in its sole discretion, and provided further, that if such credit rating condition is not otherwise satisfied, or waived by the Owner Participant, the Guarantor, the surviving entity or the transferee, as the case may be, may provide (and maintain in accordance with the provisions of Section 5.46(vi)(b) through (k) of the Participation Agreement (with appropriate conforming changes)) in the alternative, either (A) a Qualifying Letter of Credit from a Qualifying Letter of Credit Bank with at least an A rating from S&P and A2 rating from Moody's covering the Equity Portion of Termination Value from time to time throughout the Lease Term, or (B) if the long-term unsecured debt of the surviving entity or the transferee, as the case may be, has a credit rating assigned by the Rating Agencies at least equal to that of Calpine at Closing, a Qualifying Letter of Credit from a Qualifying Letter of Credit Bank with at least an A rating from S&P and A2 from Moody's covering fifty percent (50%) of the Equity Portion of Termination Value from time to time throughout the Lease Term or (C) alternative or additional credit support arrangements which result in the satisfaction of the rating condition in either clause (x) or clause
        (y) above, provided that such arrangements contemplated in this sub-clause (C) are satisfactory to the Owner Participant and result in the satisfaction of such rating condition.

               (b) Upon the consummation of such transaction described in
Section 3.6(a), the resulting, surviving or succeeding entity, if other than the Guarantor, shall succeed to, and be substituted for, and may exercise every right and power and shall perform every obligation of, the Guarantor under this Guaranty and each other Calpine Document, and from and after the effective date and time of the consummation of such transfer, the Guarantor shall be released from all obligations accruing hereunder other than those accruing prior to such effective date and time.

               Section 3.7. The Guarantor shall, together with each payment it makes hereunder, provide a written notice to each Beneficiary or Beneficiaries which are the intended recipients of such payment of the amount payable to each such Beneficiary and the Tiverton Operative Document(s) with respect to which such payment is being made.

SECTION 4. BENEFICIARIES; TERMINATION OF CERTAIN COVENANTS

               The Owner Participant, the Owner Lessor, the Trust Company (but only to the extent indemnified under the Participation Agreement) and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture Trustee and the Lease Indenture Company, and (but only to the extent expressly referred to herein, and with respect to Section 3.2(a) hereof and with respect to the obligations of the Tiverton Lessee under the Participation Agreement) the Pass Through Trustee (for the benefit of the Certificateholders) and the Pass Through Company, in each case, together with their respective permitted successors and assigns (and with respect to clause (ii) below, the other related Persons referred to therein), are each beneficiaries of this Guaranty (each a "Beneficiary" or, together, the "Beneficiaries"); provided that, notwithstanding the foregoing or any other provision of this Guaranty, (i) the Owner Participant shall be the sole and exclusive beneficiary of, and shall have the sole right to enforce, (A) clause (iv) of Section 3.6(a) hereof, (B) clause (4) of Section 2.1(a) hereof to the extent relating to the Tiverton Lessee's indemnity obligation under the Tax Indemnity Agreement, (ii) to the extent that the Tiverton Lessee is obligated to indemnify a particular Beneficiary (or any Affiliate, agent director, officer, or employee thereof) in accordance with
Section 9 of the Participation Agreement, then such Beneficiary (or such Affiliate, agent, director, officer or employee) shall be the sole and exclusive beneficiary of, and shall have the sole right to enforce, the Guarantor's guaranty of, and agreement with respect to, such indemnification obligation hereunder, (iii) the Owner Lessor shall be the sole and exclusive beneficiary of, and shall have the sole right to enforce clause (B) of Section 2.1(c) hereof and the fourth sentence of Section 2.1(b) hereof, and (iv) the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee and the Pass Through Company shall be the sole and exclusive beneficiaries of the provisions of Section 3.4 and Section 3.5 hereof; provided however, with respect to this clause (iii), once the Certificates shall have been paid in full, the covenants set forth in Section 3.4 and Section 3.5 hereof shall, subject to the immediately following sentence, immediately and without any further action terminate and be of no further force or effect. Any amendment, waiver or modification of or supplement to Section 3.4 or Section 3.5 which is consented to by the Indenture Trustee shall be binding upon the Owner Lessor and the Owner Participant. Notwithstanding the foregoing or anything herein or in any of the Tiverton Operative Documents to the contrary, if the Owner Lessor shall have issued additional Lease Debt at the request of the Tiverton Lessee in accordance with Section 11 of the Participation Agreement prior to, simultaneously with, or after payment in full of the Certificates and such new Lease Debt is outstanding on or after the date the Certificates are paid in full, the covenants set forth in Section 3.4 and Section 3.5 shall, to the extent required by the terms of such new Lease Debt, remain in effect or thereafter become effective if not then in effect, but shall be for the sole and exclusive benefit of, and enforceable solely by, the holder of such new Lease Debt. Upon repayment of such new Lease Debt, or compliance with the terms thereof, the covenants set forth in Section
3.4 and Section 3.5 shall immediately and without further action terminate and be of no further force and effect. Notwithstanding any of the preceding provisions, a breach of Sections 3.4 or 3.5 under this Guaranty at such time as such breach shall have become an "Event of Default" under Section 7.1 shall constitute a Lease Event of Default under the circumstances provided in, and to the extent set forth in, the Tiverton Facility Lease.

SECTION 5. BENEFICIARIES' RIGHTS

               Each Beneficiary may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

               (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Obligations (Tiverton) due to it, any security therefor, or any liability incurred directly or indirectly in respect thereof, and, subject to clause (d) below, the guaranty and agreement herein made shall apply to the Obligations (Tiverton) due to it as so changed, extended, renewed or altered;

               (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations (Tiverton) or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof due to it, and/or any offset thereagainst due to it;

               (c) exercise or refrain from exercising any rights against the Tiverton Lessee or others or otherwise act or refrain from acting;

               (d) settle or compromise any of the Obligations (Tiverton) due to it, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Tiverton Lessee to its creditors other than the Guarantor; provided that any settlement or compromise with respect to, or other reduction (by operation of law or negotiation) of, any of the Obligations (Tiverton) (or amounts underlying such Obligations (Tiverton)) due to it (whether occurring before or after the occurrence of a Lease Event of Default) shall not alter the amount of the original Obligations (Tiverton) due to it guaranteed hereby and the Guarantor acknowledges and agrees that its obligations hereunder shall be for the full amount of the Obligations (Tiverton) due to it without giving effect to any such settlement, compromise or other reduction;

               (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Tiverton Lessee to such Beneficiary regardless of what liabilities or liabilities of the Tiverton Lessee remain unpaid;

               (f) consent to or waive any breach of, or any act, omission or default under, the Participation Agreement or the Tiverton Facility Lease, or otherwise amend, modify or supplement the Participation Agreement or the Tiverton Facility Lease or any of such other instruments or agreements; and/or

               (g) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Tiverton Lessee to recover full indemnity for any payments made pursuant to this Guaranty.

Anything herein to the contrary notwithstanding, any exercise of rights or remedies by any Beneficiary hereunder or under any other Tiverton Operative Document, or the failure or any Beneficiary to exercise any rights or remedies hereunder in accordance with the provisions hereof or under any other Tiverton Operative Document, shall not in any way adversely affect the ability of any other Beneficiary to exercise its rights or remedies hereunder.

SECTION 6. SURVIVAL OF GUARANTY AND PAYMENT AGREEMENT (TIVERTON)

               Notwithstanding anything to the contrary herein, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any of the amounts paid to any of the Beneficiaries, in whole or in part, is required to be repaid upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Guarantor or the Tiverton Lessee or any other Person, or as a result of the appointment of a custodian, interviewer, receiver, trustee, or other officer with similar powers with respect to the Guarantor or the Tiverton Lessee or any other Person or any substantial part of the property of the Guarantor or the Tiverton Lessee or such other Person, all as if such payments had not been made.

SECTION 7. DEFAULTS; REMEDIES; SUBROGATION

               Section 7.1. Defaults. The following events shall constitute an "Event of Default" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):

               (a) the Guarantor or the Tiverton Lessee under the Tiverton Facility Lease shall fail to make any payment with respect to Periodic Rent or Termination Value (including the Equity Portion of Termination Value or Debt Portion of Termination Value) when due and payable under such Tiverton Facility Lease or this Guaranty within five (5) days after the same shall become due thereunder; or

               (b) the Guarantor or the Tiverton Lessee shall fail to make any other amount payable under any Tiverton Operative Document after the same shall become due thereunder and such failure shall have continued from a period of ten
(10) Business Days after receipt by the Tiverton Lessee and the Guarantor of written notice of such failure by the Tiverton Lessee and/or the Guarantor, as applicable;

               (c) The Guarantor shall fail to comply with its covenants set forth in Section 3.3 (transfer of Lessee ownership), 3.6 (Guarantor merger) or
8.4 (assignment of Guaranty) of this Guaranty.

               (d) the Guarantor shall fail to perform or observe any covenant, obligation or agreement to be performed or observed by it under any Calpine Document (other than any covenant, obligation or agreement referred to in clauses (a) or (b) of this Section 7.1) in any material respect, which shall continue unremedied for (1) with respect to the Guarantor's guaranty of, and agreement with respect to, any nonmonetary obligation, covenant or agreement of the Tiverton Lessee under any of the Tiverton Operative Documents, 30 days after receipt by the Guarantor of written notice thereof from the Owner Participant, the Owner Lessor, the Indenture Trustee or the Pass Through

Trustee; provided, however, if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 180 days, so long as the Guarantor diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 180-day period, and (2) with respect to any other obligation, covenant or agreement hereunder, 30 days after receipt by the Guarantor of written notice thereof;

               (e) there shall have occurred either (i) a default by the Guarantor or any Restricted Subsidiary under any instrument or instruments under which there is or may be secured or evidenced any Indebtedness of the Guarantor or any Restricted Subsidiary of the Guarantor (other than the Obligations (Tiverton)) having an outstanding principal amount of $50,000,000 (or its foreign currency equivalent) or more individually or in the aggregate that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity, unless such declaration has been rescinded within 30 days or (ii) a default by the Guarantor or any Restricted Subsidiary in the payment when due of any portion of the principal under any such instrument or instruments, and such unpaid portion exceeds $50,000,000 (or its foreign currency equivalent) individually or in the aggregate and is not paid, or such default is not cured or waived, within any grace period applicable thereto, unless such Indebtedness is discharged within 30 days of the Guarantor or a Restricted Subsidiary becoming aware of such default;

               (f) the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                      (i)    commences a voluntary case;

                      (ii) consents to the entry of an order for relief against it in an involuntary case;

                      (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                      (iv) makes a general assignment for the benefit of its creditors; or

                      (v) admits in writing its inability to generally pay its debts as such debts become due;

               or takes any comparable action under any foreign laws relating to insolvency;

               (g) an involuntary case or other proceeding shall be commenced against the Guarantor or any Significant Subsidiary seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Guarantor or such Significant Subsidiary; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

               (h) any representation or warranty made by the Guarantor herein shall prove to have been incorrect in any material respect when made or misleading in any material respect when made because of the omission to state a material fact and such incorrect or misleading representation is and continues to be material and unremedied for a period of 30 days after receipt by the Guarantor of written notice thereof; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 60 days, so long as the Guarantor diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 60-day period.

        The grace periods set forth in Section 7.1(a) and (b) above shall not affect in any way the right hereunder of any Beneficiary entitled to a payment of any amount payable to it, or performance of any obligation, by the Tiverton Lessee under any Tiverton Operative Document to demand prompt payment thereof, or performance thereof, by the Guarantor immediately upon any failure of the Tiverton Lessee to pay or perform the same when it has become due (and, for the avoidance of doubt, without regard to the existence of any cure or grace period before such failure by the Tiverton Lessee becomes a Lease Event of Default); provided, however, notwithstanding the foregoing, no Lease Event of Default under Section 16(m) and no remedies under the Tiverton Facility Lease may be exercised until a Calpine Guaranty Event of Default has occurred and is continuing.

               Section 7.2. Remedies. Subject to the last paragraph of Section 7.1, each Beneficiary shall be entitled to (a) all rights and remedies to which it may be entitled hereunder or at law, in equity or by statute and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of the Beneficiaries shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of each Beneficiary and upon notice to the Guarantor, the Guarantor may be joined in any action or proceeding commenced by such Beneficiary against the Tiverton Lessee in respect of any Obligations (Tiverton) and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement such Beneficiary first assert, prosecute or exhaust any remedy or claim against the Tiverton Lessee. Notwithstanding any of the foregoing, if an Event of Default specified in clause
(e) or (f) of Section 7.1 with respect to the Guarantor occurs, all monetary Obligations (Tiverton) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Owner Participant, the Owner Lessor, the Indenture Trustee or the Pass Through Trustee.

               Section 7.3. Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or thereunder or otherwise, until all of the Obligations (Tiverton) and all other obligations of the Tiverton Lessee and the Guarantor owing to any of the Beneficiaries (or any other party) under the Tiverton Operative Documents shall have been paid in full.

If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations (Tiverton) and such other obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Beneficiary to whom such Obligation (Tiverton) or other obligation is payable and shall forthwith be paid to such Beneficiary to be credited and applied to such Obligation (Tiverton) or other obligation, whether matured or unmatured, in accordance with the terms of the Tiverton Operative Document under which such Obligation (Tiverton) or other obligation arose. If
(i) the Guarantor shall make payment to any Beneficiary of all or any part of the Obligations (Tiverton) or other obligations and (ii) all the Obligations (Tiverton) and such other obligations shall be paid and performed in full, such Beneficiary will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse, subject to Section 6 hereof, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations (Tiverton) and such other obligations resulting from such payment by the Guarantor.

               Section 7.4. Waiver of Demands, Notices, Etc.

               (a) Without limiting the last sentence of Section 7.1, the Guarantor hereby unconditionally waives (i) notice of any of the matters referred to in the second sentence of Section 2.3 hereof; (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve any rights against the Guarantor hereunder, including, without limitation, any demand, proof or notice of non-payment of any Obligation (Tiverton); (iii) any right to the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Tiverton Facility Lease (or under or in respect of any other agreement including any Tiverton Operative Document); (iv) notice of acceptance of this Guaranty, demand, protest, presentment, notice of default and any requirement of diligence; (v) any requirement to exhaust any remedies or to mitigate any damages resulting from default by the Tiverton Lessee or any Person under the Tiverton Facility Lease (or under any other agreement including any Tiverton Operative Document); and (vi) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against the Guarantor, other than satisfaction in full of the Obligations (Tiverton).

               (b) This Guaranty is a continuing one and all of the Obligations (Tiverton) shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Beneficiary in exercising any right, power or privilege hereunder and no course of dealing among the Guarantor, any Beneficiary or the Tiverton Lessee shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Beneficiary would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Beneficiary to any other or further action in any circumstances without notice or demand.

               (c) If a claim is ever made upon any Beneficiary for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations (Tiverton) and any of the Beneficiaries repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Beneficiary or any of its property or (b) any settlement or compromise of any such claim effected by such Beneficiary with any such claimant (including the Tiverton Lessee), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of the Tiverton Facility Lease or other instrument evidencing any liability of the Tiverton Lessee, and the Guarantor shall be and remain liable to the aforesaid Beneficiaries hereunder for the amount so repaid by or recovered from such Beneficiary to the same extent as if such amount had never originally been received by any such Beneficiary.

               Section 7.5. Costs and Expenses. The Guarantor agrees to pay on an After-Tax Basis any and all reasonable costs and expenses (including reasonable legal fees) incurred by any Beneficiary in enforcing its rights under this Guaranty.

               Section 7.6. Survival of Remedies and Subrogation Rights. The provisions of this Section 7 shall survive the term of this Guaranty and the payment in full of the Obligations (Tiverton) and the termination of the Tiverton Operative Documents.

SECTION 8. MISCELLANEOUS

               Section 8.1. Amendments and Waivers. No term, covenant, agreement or condition of this Guaranty may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Guarantor and consented to by the Beneficiaries.

               Section 8.2. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or
(c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to the Guarantor hereto at its address set forth below or at such other address as such party may from time to time designate by written notice:

        Calpine Corporation
        50 West San Fernando Street, 5th Floor
        San Jose, CA  95113

        Facsimile No.:  (408) 975-4648
        Telephone No.:  (408) 995-5115
        Attention:  General Counsel

               Section 8.3. Survival. Except as expressly set forth herein, the warranties and covenants made by the Guarantor shall not survive the expiration or termination of this Guaranty.

               Section 8.4. Assignment and Assumption. (a) Except as provided in clause (b) below, this Guaranty may not be assigned by the Guarantor to, or assumed by, any successor to or assign of the Guarantor (it being understood and agreed that a consolidation with or merger of the Guarantor into, or the sale of all or substantially all of its assets to, another Person in accordance with
Section 3.6 shall not be deemed such an assignment or assumption for the purposes hereof) without the prior written consent of the Beneficiaries, nor may the Guarantor transfer or assign a majority (or more) of (i) the Ownership Interest in the Tiverton Lessee or (ii) the Ownership Interest in the Rumford Lessee.

               (b) Notwithstanding any of the foregoing in this Section 8.4, the Guarantor may transfer a majority (or more) of its Ownership Interest in the Tiverton Lessee to a single third party, provided that the Guarantor assigns this Guaranty to such third party (whereupon the Guarantor shall be released from all obligations under this Guaranty in connection with such transfer) upon satisfaction of the following conditions:

               (i) unless the Owner Participant shall have consented to such assignment, such transferee, or a party which unconditionally guarantees such transferee's obligations under the Operative Documents assigned to such transferee (A) shall have significant experience owning or operating gas-fired electric generating facilities in the United Sates and (B) shall have a tangible net worth of at least $1 billion after giving effect to such transfer;

               (ii) the requirements set forth in Section 3.3(i), (iii), (iv) and (v) of this Guaranty have been satisfied and, immediately after giving effect to such transfer, the transferee shall own (A) at least a majority of the Ownership Interest of the Tiverton Lessee and (B) at least a majority of the Ownership Interest of the Rumford Lessee;

               (iii) such transfer occurs (i) subsequent to the tenth year of the Facility Lease Term of the Tiverton Lessee and the Rumford Lessee and (ii) when the aggregate principal amount of the Tiverton Notes is less than $50 million and the aggregate principal amount of the Rumford Notes is less than $50 million;

               (iv) neither the transferee nor any Affiliate of the transferee shall be involved in any material litigation with the Owner Participant;

               (v) the Rating Agencies shall have confirmed that after giving effect to such transfer, the Certificates (if then outstanding) and the transferee (or a party which guarantees such transferee's obligations under the Operative Documents assigned to such transferee) shall be rated at least Investment Grade (and not be on negative credit watch) by the Rating Agencies;

               (vi) all the obligations of the Tiverton Lessee under the Tiverton Operative Documents shall remain in full force and effect, the transferee shall assume all the obligations of the Guarantor under the Operative Documents pursuant to the Guarantor's Assignment and Assumption Agreement and such Operative Documents as so assumed shall remain in full force and effect, and any guaranty of such transferee's obligations pursuant to this Section 8.4 shall be in a form satisfactory to the Owner Participant (it being acknowledged and agreed that any such guaranty which shall be in form and substance substantially similar to this Guaranty shall be deemed to be satisfactory to the Owner Participant); and

               (vii) the Owner Participant, the Owner Lessor and, so long as the Lien on the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustee shall have received an Opinion of Counsel as to the satisfaction of the conditions set forth in clause (vi) of this Section 8.4(b).

               Section 8.5. Governing Law. This Guaranty shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions, other than New York General Obligations Law Section 5-1401).

               Section 8.6. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Section 8.7. Headings. The headings of the sections of this Guaranty are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

               Section 8.8. Further Assurances. The Guarantor will promptly and duly execute and deliver such further documents as may be reasonably requested by the Owner Lessor, all as may be reasonably necessary to affirm the Guarantor's obligations under this Guaranty.

               Section 8.9. Effectiveness of Guaranty. This Guaranty has been dated as of the date first above written for convenience only. This Guaranty shall be effective on the date of execution and delivery by the Guarantor.

               Section 8.10. Acknowledgment by the Guarantor. The Guarantor acknowledges that an executed (or conformed) copy of the Participation Agreement, the Tiverton Facility Lease and the other Operative Documents have been made available to its principal executive officers and such officers are familiar with the contents thereof.

               Section 8.11. Tolling. Any acknowledgement or new promise, whether by payment of principal or interest or otherwise and whether by the Tiverton Lessee or others (including the Guarantor), with respect to any of the Obligations (Tiverton) shall, if the statute of limitations in favor of the Guarantor against any Beneficiary shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

               Section 8.12. Consent to Jurisdiction; Waiver of Trail by Jury; Process Agent.

               (a) The Guarantor (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of the Guarantor to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Guaranty, the Tiverton Facility Lease, the other Tiverton Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the Beneficiaries hereunder or their successors or assigns; (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and (iii) to the extent permitted by Applicable Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty, the other Tiverton Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

               (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS GUARANTY, THE OTHER TIVERTON OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE BENEFICIARIES HEREUNDER OR THEIR SUCCESSORS OR ASSIGNS.

               (c) By the execution and delivery of this Guaranty, the Guarantor designates, appoints and empowers National Registered Agent, Inc., 440 9th Avenue, 5th Floor, New York, NY 10001 as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York for so long as any obligation of the Guarantor shall remain outstanding hereunder or under any of the other Tiverton Operative Documents. The Guarantor shall grant an irrevocable power of attorney to National Registered Agent, Inc. in respect of such appointment and shall maintain such power of attorney in full force and effect for so long as any obligation of the Guarantor shall remain outstanding hereunder or under any of the Tiverton Operative Documents.

               Section 8.13. Agreement for Benefit of Parties Hereto. Nothing in this Guaranty, express or implied, is intended or shall be construed to confer upon, or to give to, any person other than the parties hereto and their respective successors and assigns, any right, remedy or claim under or by reason of this Guaranty or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this Guaranty are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns. The Guarantor acknowledges that certain of the rights of the Owner Lessor hereunder have been or shall be assigned to and may be enforced by the Indenture Trustee pursuant to the terms of the Collateral Trust Indenture (excluding, among other things, rights to Excepted Payments), the Guarantor hereby consents to such assignment and the Guarantor agrees to render performance of such assigned obligations directly to the Indenture Trustee (as assignee of the Owner Lessor). The Guarantor agrees to make all payments which have been so assigned owing to the Owner Lessor under this Guaranty directly to the account of the Indenture Trustee to be specified to the Guarantor in writing, or to such other account specified in writing from time to time by the Indenture Trustee.

               Section 8.14. Termination of Guaranty. Upon the full payment and satisfaction of the Obligations (Tiverton) and all of the Guarantor's obligations hereunder, this Guaranty shall terminate and shall be of no further effect. Nevertheless, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time, any payment, or any part thereof, of any of the Obligations (Tiverton) is rescinded or must otherwise be returned by any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Tiverton Lessee or otherwise, all as though such payment had not been made.

               Section 8.15. Additional Obligations (Tiverton). Upon the assumption by the Tiverton Lessee of the Tiverton Notes in connection with a termination of the Tiverton Lease, as permitted therein, the obligation of the Tiverton Lessee to pay principal of, and Make-Whole Amount if any, and interest on the Tiverton Notes, and amounts payable by it to the Indenture Trustee under the Collateral Trust Indenture, shall thereupon become Obligations (Tiverton) for all purposes of this Guaranty, and the Guarantor shall therefor execute and deliver to the Indenture Trustee such further guaranties, instruments and documents as the Indenture Trustee may reasonably request in order to more fully effectuate the Guarantor's unconditional guaranty of such additional Obligations (Tiverton).

               Section 8.16. Miscellaneous Provisions.

               (a) The provisions of Section 2 of this Guaranty are subject to the provisions of Section 14.25 of the Participation Agreement.

               (b) When determining the amount of unpaid Equity Portion of Termination Value to be paid by the Guarantor under Section 2 of this Guaranty, the correct amount thereof shall be the applicable amount of Equity Portion of Termination Value (as set forth in Exhibit A hereto) for the date of the demand for payment or if the amount of Equity Portion of Termination Value is not set forth for such date on Exhibit A hereto, the Equity Portion of Termination Value shall be determined by interpolation between the values set forth on Exhibit A for the date next preceding the date of the demand and the date next succeeding the date of the demand on a straight-line basis assuming thirty day months.

               (c) The payment obligations of the Guarantor hereunder shall rank pari passu with all other senior unsecured indebtedness of the Guarantor for borrowed money.

                           [No more text on this page]

               IN WITNESS WHEREOF, the parties have caused this Guaranty to be duly executed and delivered on the day and year first above written.


                                        CALPINE CORPORATION,
                                        as Guarantor



                                        By: /s/ ERIC PRYOR
                                           -------------------------------------
                                             Name: Eric Pryor
                                             Title: Authorized Agent



                                        PMCC CALPINE NEW ENGLAND INVESTMENT LLC, a Delaware limited liability company


                                        By: PMCC Calpine NEIM LLC, a Delaware
                                        limited liability company, its managing
                                        member


                                        By: General Foods Credit Corporation, a
                                        Delaware corporation, its managing
                                        member




                                        By: /s/ ILLEGIBLE
                                           -------------------------------------
                                             Name:
                                             Title:
                                             Date:

                                        PMCC CALPINE NEIM LLC


                                        By: General Foods Credit Corporation,
                                        its managing member



                                        By: /s/ ILLEGIBLE
                                           -------------------------------------
                                             Name:
                                             Title:
                                             Date:

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, N.A.,
                                        not in its individual capacity but
                                        solely as Indenture Trustee



                                        By: /s/ MARK HENSON
                                           -------------------------------------
                                             Name: Mark Henson
                                             Title: Assistant Vice President



                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, N.A.,
                                        not in its individual capacity but
                                        solely as Pass Through Trustee



                                        By: /s/ MARK HENSON
                                           -------------------------------------
                                             Name: Mark Henson
                                             Title: Assistant Vice President

                                                                     EXHIBIT A


                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE


                                                EQUITY PORTION OF
               DATE                             TERMINATION VALUE
             --------                           -----------------
           Jan 15 2001                             22.86727903
           Feb 15 2001                             23.16421293
           Mar 15 2001                             23.46383134
           Apr 15 2001                             23.10615619
           May 15 2001                             23.36914584
           Jun 15 2001                             23.65646772
           Jul 15 2001                             23.91345533
           Aug 15 2001                              24.1947209
           Sep 15 2001                             24.47852933
           Oct 15 2001                             24.73197173
           Nov 15 2001                             25.00966004
           Dec 15 2001                             25.28985886
           Jan 15 2002                             25.53965903
           Feb 15 2002                             25.81367217
           Mar 15 2002                             26.09016261
           Apr 15 2002                             26.36915273
           May 15 2002                             26.62548058
           Jun 15 2002                             26.90091551
           Jul 15 2002                             27.15365603
           Aug 15 2002                             27.42547124
           Sep 15 2002                             27.69974388
           Oct 15 2002                             27.95131156
           Nov 15 2002                             28.22194334
           Dec 15 2002                             28.49502185
           Jan 15 2003                             28.74538461
           Feb 15 2003                             29.01480057
           Mar 15 2003                             29.28665226
           Apr 15 2003                             29.56096171
           May 15 2003                              29.8144664
           Jun 15 2003                             30.08578613
           Jul 15 2003                             30.33627408
           Aug 15 2003                             30.60454978
           Sep 15 2003                             30.87525091
           Oct 15 2003                             31.12511466
           Nov 15 2003                             31.39276053
           Dec 15 2003                             31.66282613
           Jan 15 2004                             31.91204861
           Feb 15 2004                              32.1790474
           Mar 15 2004                             32.44846007
           Apr 15 2004                             32.72030845
           May 15 2004                             32.97310042
           Jun 15 2004                             33.24252057
           Jul 15 2004                             33.49286238
           Aug 15 2004                             33.75981022

                                                                       EXHIBIT A

                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                                       EQUITY PORTION OF
   DATE                                TERMINATION VALUE
-----------                            -----------------
Sep 15 2004                               34.02917147
Oct 15 2004                               34.27945384
Nov 15 2004                               34.54634171
Dec 15 2004                               34.81564245
Jan 15 2005                               35.06586376
Feb 15 2005                               35.33269001
Mar 15 2005                               35.60192859
Apr 15 2005                               35.87360129
May 15 2005                               36.12756406
Jun 15 2005                                36.3972669
Jul 15 2005                               36.64924199
Aug 15 2005                               34.13337148
Sep 15 2005                               34.36494529
Oct 15 2005                               34.57844664
Nov 15 2005                               34.80732225
Dec 15 2005                               35.03826708
Jan 15 2006                               35.25113377
Feb 15 2006                               35.40632527
Mar 15 2006                               35.63561248
Apr 15 2006                               35.86697263
May 15 2006                                36.0814393
Jun 15 2006                               36.31050169
Jul 15 2006                               36.52264982
Aug 15 2006                               36.49798373
Sep 15 2006                               36.72327543
Oct 15 2006                               36.93161879
Nov 15 2006                                37.1545025
Dec 15 2006                               37.37940126
Jan 15 2007                               37.58734812
Feb 15 2007                               37.80983176
Mar 15 2007                               38.03432682
Apr 15 2007                                38.2608515
May 15 2007                               38.47186527
Jun 15 2007                               38.69649268
Jul 15 2007                               38.90559204
Aug 15 2007                               38.18178711
Sep 15 2007                               38.39339011
Oct 15 2007                                38.5893473
Nov 15 2007                               38.79878201
Dec 15 2007                               39.01011018
Jan 15 2008                               39.20579005
Feb 15 2008                               38.54841156
Mar 15 2008                               38.74745863
Apr 15 2008                               38.94830524

                                                                       EXHIBIT A

                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                                                EQUITY PORTION OF
            DATE                                TERMINATION VALUE
         -----------                             -----------------
         May 15 2008                               39.13345615
         Jun 15 2008                               39.33195532
         Jul 15 2008                               39.51473756
         Aug 15 2008                               38.93009454
         Sep 15 2008                               39.11716566
         Oct 15 2008                               39.28841654
         Nov 15 2008                               39.47289001
         Dec 15 2008                               39.65903125
         Jan 15 2009                               39.82934386
         Feb 15 2009                               39.30833934
         Mar 15 2009                               39.48376974
         Apr 15 2009                               39.66078617
         May 15 2009                               39.82171299
         Jun 15 2009                               39.99588803
         Jul 15 2009                               40.15394777
         Aug 15 2009                               39.70416791
         Sep 15 2009                               39.86839875
         Oct 15 2009                               40.01642437
         Nov 15 2009                               40.17758158
         Dec 15 2009                               40.34019578
         Jan 15 2010                               40.48659015
         Feb 15 2010                               40.09199974
         Mar 15 2010                               40.24528052
         Apr 15 2010                               40.39994707
         May 15 2010                                 40.542426
         Jun 15 2010                               40.69525033
         Jul 15 2010                               40.83587038
         Aug 15 2010                               40.49720557
         Sep 15 2010                               40.64273933
         Oct 15 2010                               40.77600289
         Nov 15 2010                               40.91952855
         Dec 15 2010                                41.0643518
         Jan 15 2011                               41.19689843
         Feb 15 2011                               40.89858604
         Mar 15 2011                               41.03657129
         Apr 15 2011                               41.17580403
         May 15 2011                               41.30928769
         Jun 15 2011                               41.44865005
         Jul 15 2011                                41.5822645
         Aug 15 2011                               41.31761384
         Sep 15 2011                               41.45277319
         Oct 15 2011                               41.58214662
         Nov 15 2011                               41.71736159
         Dec 15 2011                               41.85379902

                                                                       EXHIBIT A


                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE


                                                      EQUITY PORTION OF
  DATE                                                TERMINATION VALUE
-----------                                           -----------------
Jan 15 2012                                              41.98446209
Feb 15 2012                                               41.7467369
Mar 15 2012                                              41.87930533
Apr 15 2012                                              42.01307228
May 15 2012                                              42.14316682
Jun 15 2012                                              42.27769203
Jul 15 2012                                              42.40855168
Aug 15 2012                                              42.19726689
Sep 15 2012                                              42.32898826
Oct 15 2012                                              42.45701873
Nov 15 2012                                               42.5894612
Dec 15 2012                                              42.72310106
Jan 15 2013                                              42.85306736
Feb 15 2013                                              42.66394861
Mar 15 2013                                              42.79507982
Apr 15 2013                                              42.92739655
May 15 2013                                              43.05697072
Jun 15 2013                                              43.19034222
Jul 15 2013                                              43.32098069
Aug 15 2013                                              43.15476649
Sep 15 2013                                              43.28626422
Oct 15 2013                                              43.41501199
Nov 15 2013                                              43.54754961
Dec 15 2013                                              43.68128547
Jan 15 2014                                              43.81229161
Feb 15 2014                                               43.6652604
Mar 15 2014                                              43.79739295
Apr 15 2014                                              43.93072009
May 15 2014                                              44.06235973
Jun 15 2014                                              44.19711808
Jul 15 2014                                              44.33020187
Aug 15 2014                                              44.20246009
Sep 15 2014                                              44.33625218
Oct 15 2014                                              44.46836097
Nov 15 2014                                              44.60359272
Dec 15 2014                                              44.74004706
Jan 15 2015                                              44.87484218
Feb 15 2015                                              44.76331529
Mar 15 2015                                               44.8990504
Apr 15 2015                                              45.03601266
May 15 2015                                              45.17244451
Jun 15 2015                                              45.31128892
Jul 15 2015                                              45.44961993
Aug 15 2015                                              45.35377511

                                                                       EXHIBIT A

                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

    DATE                                          TERMINATION VALUE
-----------                                       -----------------
Sep 15 2015                                          45.49253219
Oct 15 2015                                           45.6307751
Nov 15 2015                                          45.77144693
Dec 15 2015                                          45.91339055
Jan 15 2016                                          46.05484878
Feb 15 2016                                          46.19876502
Mar 15 2016                                          46.34398238
Apr 15 2016                                          46.49051261
May 15 2016                                          46.63795681
Jun 15 2016                                          46.78700787
Jul 15 2016                                          46.93699569
Aug 15 2016                                          47.08853706
Sep 15 2016                                          47.24152443
Oct 15 2016                                          47.39548415
Nov 15 2016                                          47.55110963
Dec 15 2016                                          47.70814209
Jan 15 2017                                          47.86618347
Feb 15 2017                                          48.02592751
Mar 15 2017                                          48.18711577
Apr 15 2017                                           48.3497613
May 15 2017                                          48.51423139
Jun 15 2017                                          48.67995234
Jul 15 2017                                          48.84752565
Aug 15 2017                                          45.25639495
Sep 15 2017                                           45.3747099
Oct 15 2017                                          45.49444863
Nov 15 2017                                          45.61503382
Dec 15 2017                                          45.73670919
Jan 15 2018                                          45.85983871
Feb 15 2018                                          45.98384535
Mar 15 2018                                           46.1089731
Apr 15 2018                                          46.23523211
May 15 2018                                          46.36326247
Jun 15 2018                                          46.49203041
Jul 15 2018                                          46.62259238
Aug 15 2018                                          43.04798413
Sep 15 2018                                          43.12917845
Oct 15 2018                                          43.21173671
Nov 15 2018                                          43.29462144
Dec 15 2018                                          43.37825551
Jan 15 2019                                          43.46327558
Feb 15 2019                                          43.54864437
Mar 15 2019                                          43.63478497
Apr 15 2019                                          43.72170435

                                                                       EXHIBIT A

                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                                                    EQUITY PORTION OF
                 DATE                               TERMINATION VALUE
              -----------                           -----------------
              May 15 2019                               43.81025006
              Jun 15 2019                               43.89903595
              Jul 15 2019                               43.98946505
              Aug 15 2019                               39.52431233
              Sep 15 2019                                39.5527346
              Oct 15 2019                               39.58225435
              Nov 15 2019                               39.61148063
              Dec 15 2019                               39.64097114
              Jan 15 2020                               39.67156879
              Feb 15 2020                               39.70188272
              Mar 15 2020                               39.73247071
              Apr 15 2020                               39.76333524
              May 15 2020                               39.80379041
              Jun 15 2020                               39.83840359
              Jul 15 2020                               39.88264131
              Aug 15 2020                               35.43622633
              Sep 15 2020                               35.43622633
              Oct 15 2020                               35.43622633
              Nov 15 2020                               35.43622633
              Dec 15 2020                               35.43622633
              Jan 15 2021                               35.43622633
              Feb 15 2021                               35.43622633
              Mar 15 2021                               35.43622633
              Apr 15 2021                               35.43622633
              May 15 2021                               35.43622633
              Jun 15 2021                               35.43622633
              Jul 15 2021                               35.43622633
              Aug 15 2021                               31.50180011
              Sep 15 2021                                31.5018001
              Oct 15 2021                                31.5018001
              Nov 15 2021                                31.5018001
              Dec 15 2021                                31.5018001
              Jan 15 2022                                31.5018001
              Feb 15 2022                               31.50180011
              Mar 15 2022                               31.50180011
              Apr 15 2022                               31.50180011
              May 15 2022                               31.50180011
              Jun 15 2022                               31.50180011
              Jul 15 2022                               31.50180011
              Aug 15 2022                               27.56737388
              Sep 15 2022                               27.56737388
              Oct 15 2022                               27.56737388
              Nov 15 2022                               27.56737388
              Dec 15 2022                               27.56737388

                                                                       EXHIBIT A

                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE


                          EQUITY PORTION OF
    DATE                  TERMINATION VALUE
------------              -----------------
Jan 15 2023                     27.56737388
Feb 15 2023                     27.56737388
Mar 15 2023                     27.56737388
Apr 15 2023                     27.56737388
May 15 2023                     27.56737388
Jun 15 2023                     27.56737388
Jul 15 2023                     27.56737388
Aug 15 2023                     23.63294765
Sep 15 2023                     23.63294765
Oct 15 2023                     23.63294765
Nov 15 2023                     23.63294765
Dec 15 2023                     23.63294765
Jan 15 2024                     23.63294765
Feb 15 2024                     23.63294765
Mar 15 2024                     23.63294765
Apr 15 2024                     23.63294765
May 15 2024                     23.63294765
Jun 15 2024                     23.63294765
Jul 15 2024                     23.63294765
Aug 15 2024                     19.69852142
Sep 15 2024                     19.69852142
Oct 15 2024                     19.69852142
Nov 15 2024                     19.69852142
Dec 15 2024                     19.69852142
Jan 15 2025                     19.69852142
Feb 15 2025                     19.69852142
Mar 15 2025                     19.69852142
Apr 15 2025                     19.69852142
May 15 2025                     19.69852142
Jun 15 2025                     19.69852142
Jul 15 2025                     19.69852142
Aug 15 2025                     15.76409519
Sep 15 2025                     15.76409519
Oct 15 2025                     15.76409519
Nov 15 2025                     15.76409519
Dec 15 2025                     15.76409519
Jan 15 2026                     15.76409519
Feb 15 2026                     15.75863071
Mar 15 2026                     15.75863071
Apr 15 2026                     15.75863071
May 15 2026                     15.75863071
Jun 15 2026                     15.75863071
Jul 15 2026                     15.75863071
Aug 15 2026                     15.75316623

                                                                       EXHIBIT A

                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE


                              EQUITY PORTION OF
    DATE                      TERMINATION VALUE
-----------                   -----------------
Sep 15 2026                      15.75316623
Oct 15 2026                      15.75316623
Nov 15 2026                      15.75316623
Dec 15 2026                      15.75316623
Jan 15 2027                      15.75316623
Feb 15 2027                      15.74770174
Mar 15 2027                      15.74770174
Apr 15 2027                      15.74770174
May 15 2027                      15.74770174
Jun 15 2027                      15.74770174
Jul 15 2027                      15.74770174
Aug 15 2027                      15.74223726
Sep 15 2027                      15.74223726
Oct 15 2027                      15.74223726
Nov 15 2027                      15.74223726
Dec 15 2027                      15.74223726
Jan 15 2028                      15.74223726
Feb 15 2028                      15.73677278
Mar 15 2028                      15.73677278
Apr 15 2028                      15.73677278
May 15 2028                      15.73677278
Jun 15 2028                      15.73677278
Jul 15 2028                      15.73677278
Aug 15 2028                       15.7313083
Sep 15 2028                       15.7313083
Oct 15 2028                       15.7313083
Nov 15 2028                       15.7313083
Dec 15 2028                       15.7313083
Jan 15 2029                       15.7313083
Feb 15 2029                      15.72584382
Mar 15 2029                      15.72584382
Apr 15 2029                      15.72584382
May 15 2029                      15.72584382
Jun 15 2029                      15.72584382
Jul 15 2029                      15.72584382
Aug 15 2029                      15.72037934
Sep 15 2029                      15.72037934
Oct 15 2029                      15.72037934
Nov 15 2029                      15.72037934
Dec 15 2029                      15.72037934
Jan 15 2030                      15.72037934
Feb 15 2030                      15.71491486
Mar 15 2030                      15.71491486
Apr 15 2030                      15.71491486

                                                                       EXHIBIT A

                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                         EQUITY PORTION OF
     DATE                TERMINATION VALUE
---------------          -----------------
 May 15 2030               15.71491486
 Jun 15 2030               15.71491486
 Jul 15 2030               15.71491486
 Aug 15 2030               15.70945038
 Sep 15 2030               15.70945038
 Oct 15 2030               15.70945038
 Nov 15 2030               15.70945038
 Dec 15 2030               15.70945038
 Jan 15 2031               15.70945038
 Feb 15 2031                15.7039859
 Mar 15 2031                15.7039859
 Apr 15 2031                15.7039859
 May 15 2031                15.7039859
 Jun 15 2031                15.7039859
 Jul 15 2031                15.7039859
 Aug 15 2031               15.69852142
 Sep 15 2031               15.69852142
 Oct 15 2031               15.69852142
 Nov 15 2031               15.69852142
 Dec 15 2031               15.69852142
 Jan 15 2032               15.69852142
 Feb 15 2032               15.69305694
 Mar 15 2032               15.69305694
 Apr 15 2032               15.69305694
 May 15 2032               15.69305694
 Jun 15 2032               15.69305694
 Jul 15 2032               15.69305694
 Aug 15 2032               15.68759245
 Sep 15 2032               15.68759245
 Oct 15 2032               15.70309329
 Nov 15 2032               15.70840038
 Dec 15 2032               15.71375544
 Jan 15 2033               15.74005831
 Feb 15 2033               15.74697125
 Mar 15 2033               15.75961412
 Apr 15 2033               15.77237129
 May 15 2033               15.80753044
 Jun 15 2033                15.8281497
 Jul 15 2033               15.87124201
 Aug 15 2033               15.89417135
 Sep 15 2033               15.92297542
 Oct 15 2033               15.97432654
 Nov 15 2033               16.01128416
 Dec 15 2033                16.0485759

                                                                       EXHIBIT A

                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE


                          EQUITY PORTION OF
    DATE                  TERMINATION VALUE
------------              -----------------
Jan 15 2034                     16.10849143
Feb 15 2034                     16.14839608
Mar 15 2034                     16.19432894
Apr 15 2034                     16.24067706
May 15 2034                     16.31120946
Jun 15 2034                     16.36653602
Jul 15 2034                     16.44612804
Aug 15 2034                     16.50490132
Sep 15 2034                      16.5698734
Oct 15 2034                     16.65919812
Nov 15 2034                     16.73348691
Dec 15 2034                     16.80844733
Jan 15 2035                      16.9078507
Feb 15 2035                     16.98661445
Mar 15 2035                     17.07175772
Apr 15 2035                     17.15767076
May 15 2035                     17.26970174
Jun 15 2035                     17.36585142
Jul 15 2035                     17.48821159
Aug 15 2035                     17.58908905
Sep 15 2035                     17.69654595
Oct 15 2035                     17.83031557
Nov 15 2035                     17.94840042
Dec 15 2035                     18.06755285
Jan 15 2036                     18.21312374
Feb 15 2036                     18.33742173
Mar 15 2036                     18.46851093
Apr 15 2036                     18.60078527
May 15 2036                     18.83544727
Jun 15 2036                     19.00476962
Jul 15 2036                     19.27681453
Aug 15 2036                     19.47816297
Sep 15 2036                     19.68699918
Oct 15 2036                     19.99891523
Nov 15 2036                     20.24619004
Dec 15 2036                     20.49570042
Dec 19 2036                     20.00546448

                                                                       EXHIBIT B


                       DEBT PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                                DEBT PORTION OF
            DATE                TERMINATION VALUE
         ------------          -----------------
          Jan 15 2001              80.52000000
          Feb 15 2001              81.12000000
          Mar 15 2001              81.72000000
          Apr 15 2001              82.32000000
          May 15 2001              82.92000000
          Jun 15 2001              83.52000000
          Jul 15 2001              84.12000000
          Aug 15 2001              80.60000000
          Sep 15 2001              81.20000000
          Oct 15 2001              81.80000000
          Nov 15 2001              82.40000000
          Dec 15 2001              83.00000000

          Jan 15 2002              83.60000000
          Feb 15 2002              80.60000000
          Mar 15 2002              81.20000000
          Apr 15 2002              81.80000000
          May 15 2002              82.40000000
          Jun 15 2002              83.00000000
          Jul 15 2002              83.60000000
          Aug 15 2002              80.60000000
          Sep 15 2002              81.20000000
          Oct 15 2002              81.80000000
          Nov 15 2002              82.40000000
          Dec 15 2002              83.00000000

          Jan 15 2003              83.60000000
          Feb 15 2003              80.60000000
          Mar 15 2003              81.20000000
          Apr 15 2003              81.80000000
          May 15 2003              82.40000000
          Jun 15 2003              83.00000000
          Jul 15 2003              83.60000000
          Aug 15 2003              80.60000000
          Sep 15 2003              81.20000000
          Oct 15 2003              81.80000000
          Nov 15 2003              82.40000000
          Dec 15 2003              83.00000000

          Jan 15 2004              83.60000000
          Feb 15 2004              80.60000000
          Mar 15 2004              81.20000000
          Apr 15 2004              81.80000000
          May 15 2004              82.40000000
          Jun 15 2004              83.00000000
          Jul 15 2004              83.60000000
          Aug 15 2004              80.06596995

                                                                       EXHIBIT B

                       DEBT PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                                                     DEBT PORTION
    DATE                                          TERMINATION VALUE
-----------                                       -----------------
Sep 15 2004                                          80.66199454
Oct 15 2004                                          81.25801913
Nov 15 2004                                          81.85404372
Dec 15 2004                                          82.45006831

Jan 15 2005                                          83.04609290
Feb 15 2005                                          80.06596995
Mar 15 2005                                          80.66199454
Apr 15 2005                                          81.25801913
May 15 2005                                          81.85404372
Jun 15 2005                                          82.45006831
Jul 15 2005                                          83.04609290
Aug 15 2005                                          80.06596995
Sep 15 2005                                          80.66199454
Oct 15 2005                                          81.25801913
Nov 15 2005                                          81.85404372
Dec 15 2005                                          82.45006831

Jan 15 2006                                          83.04609290
Feb 15 2006                                          80.06596995
Mar 15 2006                                          80.66199454
Apr 15 2006                                          81.25801913
May 15 2006                                          81.85404372
Jun 15 2006                                          82.45006831
Jul 15 2006                                          83.04609290
Aug 15 2006                                          77.67571749
Sep 15 2006                                          78.25394863
Oct 15 2006                                          78.83217978
Nov 15 2006                                          79.41041093
Dec 15 2006                                          79.98864208

Jan 15 2007                                          80.56687322
Feb 15 2007                                          77.67571749
Mar 15 2007                                          78.25394863
Apr 15 2007                                          78.83217978
May 15 2007                                          79.41041093
Jun 15 2007                                          79.98864208
Jul 15 2007                                          80.56687322
Aug 15 2007                                          75.67172842
Sep 15 2007                                          76.23504153
Oct 15 2007                                          76.79835464
Nov 15 2007                                          77.36166776
Dec 15 2007                                          77.92498087

Jan 15 2008                                          78.48829399
Feb 15 2008                                          74.09386230
Mar 15 2008                                          74.64542951
Apr 15 2008                                          75.19699672

                                                                       EXHIBIT B

                       DEBT PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                                        DEBT PORTION OF
   DATE                                TERMINATION VALUE
-----------                            -----------------
May 15 2008                               75.74856393
Jun 15 2008                               76.30013115
Jul 15 2008                               76.85169836
Aug 15 2008                               74.09386230
Sep 15 2008                               74.64542951
Oct 15 2008                               75.19699672
Nov 15 2008                               75.74856393
Dec 15 2008                               76.30013115
Jan 15 2009                               76.85169836
Feb 15 2009                               72.04164536
Mar 15 2009                               72.57793552
Apr 15 2009                               73.11422568
May 15 2009                               73.65051585
Jun 15 2009                               74.18680601
Jul 15 2009                               74.72309617
Aug 15 2009                               72.04164536
Sep 15 2009                               72.57793552
Oct 15 2009                               73.11422568
Nov 15 2009                               73.65051585
Dec 15 2009                               74.18680601
Jan 15 2010                               74.72309617
Feb 15 2010                               32.40230109
Mar 15 2010                               32.64350929
Apr 15 2010                               32.88471749
May 15 2010                               33.12592568
Jun 15 2010                               33.36713388
Jul 15 2010                               33.60834208
Aug 15 2010                               32.40230109
Sep 15 2010                               32.64350929
Oct 15 2010                               32.88471749
Nov 15 2010                               33.12592568
Dec 15 2010                               33.36713388
Jan 15 2011                               33.60834208
Feb 15 2011                               21.32288415
Mar 15 2011                               21.48161530
Apr 15 2011                               21.64034645
May 15 2011                               21.79907760
Jun 15 2011                               21.95780874
Jul 15 2011                               22.11653989
Aug 15 2011                               21.32288415
Sep 15 2011                               21.48161530
Oct 15 2011                               21.64034645
Nov 15 2011                               21.79907760
Dec 15 2011                               21.95780874

                                                                       EXHIBIT B

                      EQUITY PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                                                    EQUITY PORTION OF
                 DATE                               TERMINATION VALUE
              -----------                           -----------------
              Jan 15 2012                               22.11653989
              Feb 15 2012                               14.99049891
              Mar 15 2012                               15.10209071
              Apr 15 2012                               15.21368251
              May 15 2012                               15.32527432
              Jun 15 2012                               15.43686612
              Jul 15 2012                               15.54845792
              Aug 15 2012                               14.99049891
              Sep 15 2012                               15.10209071
              Oct 15 2012                               15.21368251
              Nov 15 2012                               15.32527432
              Dec 15 2012                               15.43686612
              Jan 15 2013                               15.54845792
              Feb 15 2013                               11.96161257
              Mar 15 2013                               12.05065683
              Apr 15 2013                               12.13970109
              May 15 2013                               12.22874536
              Jun 15 2013                               12.31778962
              Jul 15 2013                               12.40683388
              Aug 15 2013                               11.96161257
              Sep 15 2013                               12.05065683
              Oct 15 2013                               12.13970109
              Nov 15 2013                               12.22874536
              Dec 15 2013                               12.31778962
              Jan 15 2014                               12.40683388
              Feb 15 2014                                8.56804426
              Mar 15 2014                                8.63182623
              Apr 15 2014                                8.69560820
              May 15 2014                                8.75939016
              Jun 15 2014                                8.82317213
              Jul 15 2014                                8.88695410
              Aug 15 2014                                8.56804426
              Sep 15 2014                                8.63182623
              Oct 15 2014                                8.69560820
              Nov 15 2014                                8.75939016
              Dec 15 2014                                8.82317213
              Jan 15 2015                                8.88695410
              Feb 15 2015                                5.25551639
              Mar 15 2015                                5.29463934
              Apr 15 2015                                5.33376230
              May 15 2015                                5.37288525
              Jun 15 2015                                5.41200820
              Jul 15 2015                                5.45113115
              Aug 15 2015                                5.25551639

                                                                       EXHIBIT B


                       DEBT PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE


                                                      DEBT PORTION OF
  DATE                                               TERMINATION VALUE
-----------                                          -----------------
Sep 15 2015                                              5.29463934
Oct 15 2015                                              5.33376230
Nov 15 2015                                              5.37288525
Dec 15 2015                                              5.41200820
Jan 15 2016                                              5.45113115
Feb 15 2016                                              1.13897049
Mar 15 2016                                              1.14744918
Apr 15 2016                                              1.15592787
May 15 2016                                              1.16440656
Jun 15 2016                                              1.17288525
Jul 15 2016                                              1.18136393
Aug 15 2016                                              1.13897049
Sep 15 2016                                              1.14744918
Oct 15 2016                                              1.15592787
Nov 15 2016                                              1.16440656
Dec 15 2016                                              1.17288525
Jan 15 2017                                              1.18136393
Feb 15 2017                                              0.44065738
Mar 15 2017                                              0.44393770
Apr 15 2017                                              0.44721803
May 15 2017                                              0.45049836
Jun 15 2017                                              0.45377869
Jul 15 2017                                              0.45705902
Aug 15 2017                                              0.44065738
Sep 15 2017                                              0.44393770
Oct 15 2017                                              0.44721803
Nov 15 2017                                              0.45049836
Dec 15 2017                                              0.45377869
Jan 15 2018                                              0.45705902
Feb 15 2018                                              0.44065738
Mar 15 2018                                              0.44393770
Apr 15 2018                                              0.44721803
May 15 2018                                              0.45049836
Jun 15 2018                                              0.45377869
Jul 15 2018                                              0.45705902
Aug 15 2018                                              0.00000000
Sep 15 2018                                              0.00000000
Oct 15 2018                                              0.00000000
Nov 15 2018                                              0.00000000
Dec 15 2018                                              0.00000000
Jan 15 2019                                              0.00000000
Feb 15 2019                                              0.00000000
Mar 15 2019                                              0.00000000
Apr 15 2019                                              0.00000000

                                                                       EXHIBIT B

                       DEBT PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                          DEBT PORTION OF
     DATE                TERMINATION VALUE
---------------          -----------------
 May 15 2019                 0.00000000
 Jun 15 2019                 0.00000000
 Jul 15 2019                 0.00000000
 Aug 15 2019                 0.00000000
 Sep 15 2019                 0.00000000
 Oct 15 2019                 0.00000000
 Nov 15 2019                 0.00000000
 Dec 15 2019                 0.00000000
 Jan 15 2020                 0.00000000
 Feb 15 2020                 0.00000000
 Mar 15 2020                 0.00000000
 Apr 15 2020                 0.00000000
 May 15 2020                 0.00000000
 Jun 15 2020                 0.00000000
 Jul 15 2020                 0.00000000
 Aug 15 2020                 0.00000000
 Sep 15 2020                 0.00000000
 Oct 15 2020                 0.00000000
 Nov 15 2020                 0.00000000
 Dec 15 2020                 0.00000000
 Jan 15 2021                 0.00000000
 Feb 15 2021                 0.00000000
 Mar 15 2021                 0.00000000
 Apr 15 2021                 0.00000000
 May 15 2021                 0.00000000
 Jun 15 2021                 0.00000000
 Jul 15 2021                 0.00000000
 Aug 15 2021                 0.00000000
 Sep 15 2021                 0.00000000
 Oct 15 2021                 0.00000000
 Nov 15 2021                 0.00000000
 Dec 15 2021                 0.00000000
 Jan 15 2022                 0.00000000
 Feb 15 2022                 0.00000000
 Mar 15 2022                 0.00000000
 Apr 15 2022                 0.00000000
 May 15 2022                 0.00000000
 Jun 15 2022                 0.00000000
 Jul 15 2022                 0.00000000
 Aug 15 2022                 0.00000000
 Sep 15 2022                 0.00000000
 Oct 15 2022                 0.00000000
 Nov 15 2022                 0.00000000
 Dec 15 2022                 0.00000000

                                                                       EXHIBIT B


                       DEBT PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE


                                                       DEBT PORTION OF
               DATE                                   TERMINATION VALUE
          ----------------                            -----------------
            Jan 15 2023                                      0.00000000
            Feb 15 2023                                      0.00000000
            Mar 15 2023                                      0.00000000
            Apr 15 2023                                      0.00000000
            May 15 2023                                      0.00000000
            Jun 15 2023                                      0.00000000
            Jul 15 2023                                      0.00000000
            Aug 15 2023                                      0.00000000
            Sep 15 2023                                      0.00000000
            Oct 15 2023                                      0.00000000
            Nov 15 2023                                      0.00000000
            Dec 15 2023                                      0.00000000
            Jan 15 2024                                      0.00000000
            Feb 15 2024                                      0.00000000
            Mar 15 2024                                      0.00000000
            Apr 15 2024                                      0.00000000
            May 15 2024                                      0.00000000
            Jun 15 2024                                      0.00000000
            Jul 15 2024                                      0.00000000
            Aug 15 2024                                      0.00000000
            Sep 15 2024                                      0.00000000
            Oct 15 2024                                      0.00000000
            Nov 15 2024                                      0.00000000
            Dec 15 2024                                      0.00000000
            Jan 15 2025                                      0.00000000
            Feb 15 2025                                      0.00000000
            Mar 15 2025                                      0.00000000
            Apr 15 2025                                      0.00000000
            May 15 2025                                      0.00000000
            Jun 15 2025                                      0.00000000
            Jul 15 2025                                      0.00000000
            Aug 15 2025                                      0.00000000
            Sep 15 2025                                      0.00000000
            Oct 15 2025                                      0.00000000
            Nov 15 2025                                      0.00000000
            Dec 15 2025                                      0.00000000
            Jan 15 2026                                      0.00000000
            Feb 15 2026                                      0.00000000
            Mar 15 2026                                      0.00000000
            Apr 15 2026                                      0.00000000
            May 15 2026                                      0.00000000
            Jun 15 2026                                      0.00000000
            Jul 15 2026                                      0.00000000
            Aug 15 2026                                      0.00000000

                                                                       EXHIBIT B

                       DEBT PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE


                           DEBT PORTION OF
    DATE                  TERMINATION VALUE
------------              -----------------
Sep 15 2026                      0.00000000
Oct 15 2026                      0.00000000
Nov 15 2026                      0.00000000
Dec 15 2026                      0.00000000
Jan 15 2027                      0.00000000
Feb 15 2027                      0.00000000
Mar 15 2027                      0.00000000
Apr 15 2027                      0.00000000
May 15 2027                      0.00000000
Jun 15 2027                      0.00000000
Jul 15 2027                      0.00000000
Aug 15 2027                      0.00000000
Sep 15 2027                      0.00000000
Oct 15 2027                      0.00000000
Nov 15 2027                      0.00000000
Dec 15 2027                      0.00000000
Jan 15 2028                      0.00000000
Feb 15 2028                      0.00000000
Mar 15 2028                      0.00000000
Apr 15 2028                      0.00000000
May 15 2028                      0.00000000
Jun 15 2028                      0.00000000
Jul 15 2028                      0.00000000
Aug 15 2028                      0.00000000
Sep 15 2028                      0.00000000
Oct 15 2028                      0.00000000
Nov 15 2028                      0.00000000
Dec 15 2028                      0.00000000
Jan 15 2029                      0.00000000
Feb 15 2029                      0.00000000
Mar 15 2029                      0.00000000
Apr 15 2029                      0.00000000
May 15 2029                      0.00000000
Jun 15 2029                      0.00000000
Jul 15 2029                      0.00000000
Aug 15 2029                      0.00000000
Sep 15 2029                      0.00000000
Oct 15 2029                      0.00000000
Nov 15 2029                      0.00000000
Dec 15 2029                      0.00000000
Jan 15 2030                      0.00000000
Feb 15 2030                      0.00000000
Mar 15 2030                      0.00000000
Apr 15 2030                      0.00000000

                                                                       EXHIBIT B

                       DEBT PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                                    DEBT PORTION OF
   DATE                            TERMINATION VALUE
-----------                        -----------------
May 15 2030                            0.00000000
Jun 15 2030                            0.00000000
Jul 15 2030                            0.00000000
Aug 15 2030                            0.00000000
Sep 15 2030                            0.00000000
Oct 15 2030                            0.00000000
Nov 15 2030                            0.00000000
Dec 15 2030                            0.00000000
Jan 15 2031                            0.00000000
Feb 15 2031                            0.00000000
Mar 15 2031                            0.00000000
Apr 15 2031                            0.00000000
May 15 2031                            0.00000000
Jun 15 2031                            0.00000000
Jul 15 2031                            0.00000000
Aug 15 2031                            0.00000000
Sep 15 2031                            0.00000000
Oct 15 2031                            0.00000000
Nov 15 2031                            0.00000000
Dec 15 2031                            0.00000000
Jan 15 2032                            0.00000000
Feb 15 2032                            0.00000000
Mar 15 2032                            0.00000000
Apr 15 2032                            0.00000000
May 15 2032                            0.00000000
Jun 15 2032                            0.00000000
Jul 15 2032                            0.00000000
Aug 15 2032                            0.00000000
Sep 15 2032                            0.00000000
Oct 15 2032                            0.00000000
Nov 15 2032                            0.00000000
Dec 15 2032                            0.00000000
Jan 15 2033                            0.00000000
Feb 15 2033                            0.00000000
Mar 15 2033                            0.00000000
Apr 15 2033                            0.00000000
May 15 2033                            0.00000000
Jun 15 2033                            0.00000000
Jul 15 2033                            0.00000000
Aug 15 2033                            0.00000000
Sep 15 2033                            0.00000000
Oct 15 2033                            0.00000000
Nov 15 2033                            0.00000000
Dec 15 2033                            0.00000000

                                                                       EXHIBIT B

                       DEBT PORTION OF TERMINATION VALUE

                   EXPRESSED AS PERCENTAGE OF PURCHASE PRICE

                                                   DEBT PORTION OF
    DATE                                          TERMINATION VALUE
-----------                                       -----------------
Jan 15 2034                                          0.00000000
Feb 15 2034                                          0.00000000
Mar 15 2034                                          0.00000000
Apr 15 2034                                          0.00000000
May 15 2034                                          0.00000000
Jun 15 2034                                          0.00000000
Jul 15 2034                                          0.00000000
Aug 15 2034                                          0.00000000
Sep 15 2034                                          0.00000000
Oct 15 2034                                          0.00000000
Nov 15 2034                                          0.00000000
Dec 15 2034                                          0.00000000
Jan 15 2035                                          0.00000000
Feb 15 2035                                          0.00000000
Mar 15 2035                                          0.00000000
Apr 15 2035                                          0.00000000
May 15 2035                                          0.00000000
Jun 15 2035                                          0.00000000
Jul 15 2035                                          0.00000000
Aug 15 2035                                          0.00000000
Sep 15 2035                                          0.00000000
Oct 15 2035                                          0.00000000
Nov 15 2035                                          0.00000000
Dec 15 2035                                          0.00000000
Jan 15 2036                                          0.00000000
Feb 15 2036                                          0.00000000
Mar 15 2036                                          0.00000000
Apr 15 2036                                          0.00000000
May 15 2036                                          0.00000000
Jun 15 2036                                          0.00000000
Jul 15 2036                                          0.00000000
Aug 15 2036                                          0.00000000
Sep 15 2036                                          0.00000000
Oct 15 2036                                          0.00000000
Nov 15 2036                                          0.00000000
Dec 15 2036                                          0.00000000
Dec 19 2036                                          0.00000000